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                                                                   EXHIBIT 10.31

            SHANDONG RURAL TELECOMMUNICATION ASSET TRANSFER AGREEMENT

                                 BY AND BETWEEN
      SHANDONG PROVINCIAL STATE-OWNED ASSETS SUPERVISION AND ADMINISTRATION
                                   COMMISSION
                                       AND
                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                           DATED AS OF APRIL 26, 2004

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                                    CONTENTS

1     DEFINITION......................................................................................     1

2     ASSET TRANSFER..................................................................................     2

3     CONSIDERATION FOR ASSET TRANSFER................................................................     2

4     UNDERTAKINGS AND WARRANTIES.....................................................................     4

5     FURTHER UNDERTAKINGS............................................................................     5

6     CONDITION PRECEDENT OF ASSET TRANSFER...........................................................     7

7     THE PARTIES' RESPONSIBILITIES FOLLOWING THE EXECUTION OF THIS AGREEMENT.........................     8

8     EFFECTIVENESS OF THIS AGREEMENT AND THE EFFECTIVENESS OF ASSET TRANSFER UNDER THIS AGREEMENT....     8

9     TERMINATION AND REVOKE OF THIS AGREEMENT........................................................     8

10    FORCE MAJEURE...................................................................................     8

11    MISCELLANEOUS...................................................................................     9

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This Asset Transfer Agreement (hereinafter referred to as "this Agreement") is made and entered into on April 20, 2004 in Beijing, People's Republic of China (hereinafter referred to as "PRC") by and between the following two parties:

(1) Shangdong Provincial State-owned Asset Supervision and Administration Commission (hereinafter referred to as "the "Transferor")

(2) China Network Communications Group Corporation ("China Netcom Group" or "the Transferee")
      Registered address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC
      Legal representative: Zhang Chun Jiang

WHEREAS:

(1) In order to fully implement the Telecommunication System Reform Plan (GUO FA [2004] 36) promulgated by the State Council, the Transferor has in principle given their consent to the Restructuring and Listing Plan (hereinafter referred to as "China Netcom Group Restructuring and Listing Plan") submitted to the State Council by China Securities Regulatory Commission.

(2) It is specified in document 12 of Shandong provincial government's meeting memorandum that the Shandong State-owned Asset Supervision and Administration Commission (Shandong SASAC) will be responsible for the execution of relevant agreements in respect of Shandong Rural Telecommunication Asset allocation, the Transferor enter into this Agreement with China Network Communication Group Corporation.

(3) Pursuant to the requirements of China Netcom Group Restructuring and Listing Plan, the Transferor has agreed to transfer the Shandong Rural Telecommunication Asset it holds and China Netcom Group has agreed to receive the of Shandong Rural Telecommunication Asset Transfered to it by the Transferor.

      NOW, THEREFORE, for the purpose of restructuring China Netcom Group's relevant assets and its overseas listing and after friendly consultation, the two parties to this Agreement hereto agree as follows:

1     DEFINITION

      Unless otherwise provided by the terms and content of this Agreement, the following terms have the meaning set out below:

SHANDONG RURAL                      The entire telecommunication assets
TELECOMMUNICATION ASSET             and interests of the rural
                                    areas in Shandong province held by
                                    Shandong provincial government, as confirmed by both parties to this Agreement.

"CNC BVI"                           Chine Netcom Group Corporation (BVI)
                                    Limited.

"CNC HK" China Netcom Group Corporation (Hong Kong) Limited. The company registration number is 692041.

"LISTING"                           The global initial public offering of CNC HK
                                    and its listing on

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                                    Hong Kong or NY Stock Exchange.

"RESTRUCTURING ASSET INJECTION"     The restructuring of CNC HK
                                    for the purpose of listing and the injection of the would-be listed assets and equity interest approved by the State-owned Assets
                                    Supervision and Administration
                                    Commission into CNC BVI, CNC HK and
                                    eventually into CNC China.

"CNC HK PRE-LISTING                 The net assets value of CNC
NET ASSETS VALUE"                   HK as of [December 31,2003],
                                    audited by PricewaterhoueCoopers
                                    Zhong Tian CPAs Limited Company in
                                    accordance with China GAAP and giving effect to the pro forma Restructuring Asset
                                    Injection.

"CHC HK'S STATE SHAREHOLDERS"       CAS, INC-SARFT, CRTC, Shanghai Alliance,
                                    Shandong Provincial State-owned Assets
                                    Supervision and Administration Commission
                                    (or the Transferor's other designated
                                    entities recognized by Chinese governmental regulatory authorities) as CNC HK's shareholders and their designated overseas companies recognized by Chinese governmental regulatory authorities (as the case may be) and CNC BVI.

"STATE-OWNED ASSETS                 The State-owned Assets Supervision
SUPERVISION AND                     and Administration Commission of
ADMINISTRATION                      the State Council
COMMISSION"

"MINISTRY OF COMMERCE"              The Ministry of Commerce of the PRC

"TRUST SHARES"                      The shares of CNC HK corresponding
                                    to the equity interest beneficially owned by the Transferor (or other entities designated by it and recognized by Chinese governmental regulatory authorities) through overseas trust arrangement.

2     ASSET TRANSFER

2.1 Pursuant to the Request for Instruction to the Issues Regarding the Adjustment of Rural Telecommunication System and the State Council's feedback thereof, the Transferor has agreed to transfer and the Transferee has agreed to receive Shandong Rural Telecommunication Asset in accordance with the terms and conditions of this Agreement.

2.2 China Netcom Group will own the entire Shandong Rural Telecommunication Asset and the interests thereof after giving effect to the asset transfer.

3     CONSIDERATION FOR ASSET TRANSFER

3.1 Pursuant to the Request for Instruction to the Issues Regarding the Adjustment of Rural Telecommunication System, both parties have unanimously agreed that China Netcom Group will recognize the shareholding of the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) in CNC HK in the amount of RMB 1,618 billion.

3.2 Both parties have unanimously agreed that the value of RMB 1,618 billion described in Section 3.4 serves only as the calculation basis for the number of CNC HK shares transferred to the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) by CNC BVI (See Section 3.3 for the

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      calculation method). China Netcom Group has no obligation to acquire the
      Shandong Rural Telecommunication Asset held by the Transferor in other manners other than that stipulated in this Agreement.

3.3 As consideration for the receiving by the Transferee of the asset transferred to it, the Transferee will transfer the Trust Shares to the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) through the Transferor's designated directors in CNC BVI after the Effective Date. The details of such arrangement is as follows:

      3.3.1 The Transferor (or the Transferor's designated overseas companies holding the shares of CNC HK and recognized by Chinese governmental regulatory authorities) has entered into a Declaration of Trust with CNC BVI and an agreement specifying the trust obligation [this agreement is entered into by three parties which are CNC BVI, China Netcom Group and the Transferor (or their designated overseas companies holding the shares of CNC HK and recognized by Chinese governmental regulatory authorities)]. (Please see Appendix for the text of this agreement. Such agreements are collectively referred to as the "Overseas Agreement" hereinafter referred to as.)

      3.3.2 Through the foregoing arrangement, the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) becomes the beneficial owners of the Trust Shares and owns the corresponding voting rights, the right to receive CNC HK dividend, the right to receive the proceeds from the sale of CNC HK shares attaching to such Trust Shares and other rights set forth in the Overseas Agreement as described in
            Section 3.3.1 and assumes the obligations set forth in the above-mentioned agreements.

      3.3.3 Pursuant to the terms and conditions of the Overseas Agreement, CNC BVI is the nominal owner of the Trust Shares in CNC HK's register of shareholders as the trustee for the Transferor (or the Transferor's designated overseas companies recognized by Chinese governmental regulatory authorities.

      THE FOREGOING IS COLLECTIVELY REFEREED TO AS "OVERSEAS TRUST ARRANGEMENT".

3.4 The handling of all legal procedures related to CNC BVI's transfer of the CNC HK Trust Shares it holds to the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) specified in Section 3.2 (, including the legal procedures related to the Overseas Trust Arrangement described in Section 3.2) shall begin after China Netcom Group has injected into CNC HK the would-be-listed assets and will be completed during CNC HK's pre-listing period.

      The number of Trust Shares that CNC BVI has transferred to CAS, INC-SARFT, CRTC and Shanghai Alliance (or the Transferor's designated overseas companies recognized by Chinese governmental regulatory authorities) separately is calculated as follows:

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        The number of       RMB 1.618 billion             The number of CNC HK
      Trust Shares that    --------------------   x       ordinary shares as of
        CNC BVI shall                                     the time when the
       transfer to the                                    transfer of the shares
      Transferor (or the                                  specified in Section
      Transferor's other   CNC HK's pre-listing           3.2 occurs
         designated        net assets value
          entities
        recognized by
           Chinese
        governmental
         regulatory
        authorities)


4     UNDERTAKINGS AND WARRANTIES

4.1 Each party to this Agreement severally or jointly undertakes and warrants to the other party to this Agreement as follows:

      4.1.1 Undertakings and warranties by the Transferor

            (a) The Transferor has all the powers and authorization to execute this Agreement and performs its obligations under this Agreement;

            (b) The Transferor has severally obtained all internal approvals, authorizations and consents required for the execution of this Agreement;

            (c) The signing representative of the Transferor has obtained all necessary internal authorization for the execution of this Agreement and other actions;

            (d) The Transferor has agreed to actively cooperate with relevant government authorities in matters related to applications and approvals for the purpose of facilitating the asset transfer under this Agreement;

            (e) All documentation and information related to the asset transfer under this Agreement provided by the Transferor to the Transferee and the approval authorities are true, accurate and valid;

            (f) Currently the transferred Shandong Rural Telecommunication Asset is subject to no security interest or any other third party rights (including but not limited to the right of first refusal);

            (g) The Transferor will take necessary actions to expedite the satisfaction of the "condition precedent" specified in Section 6.2.

      4.1.2 Undertakings and warranties by the Transferee

            (a) The Transferee has all the powers and authorization to execute this Agreement and performs its obligations under this Agreement;

            (b) The Transferee has obtained all internal approvals, authorizations and consents required for the execution of this Agreement;

            (c) The signing representative of the Transferee has obtained all necessary internal authorization for the execution of this Agreement and other actions;

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            (d)   The Transferee has agreed to actively cooperate with relevant government authorities in matters related to applications and approvals for the purpose of facilitating the asset Transfer under this Agreement;

            (e) All documentation and information related to the asset Transfer under this Agreement provided by the Transferee to the Transferor and the approval authorities are true, accurate and valid;

            (f) The Transferee will take necessary actions to expedite the satisfaction of the "condition precedent" specified in Section 6.2.

4.2 Both parties herein undertakes to the other party to this Agreement that, if the falsity, inaccuracy or incompleteness of its warranties or the consequences caused by reasons related to its warranties or the content of its warranties during the period when such warranties are given till the date when CNC BVI transfers part of its CNC HK shares to the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) has resulted in any responsibility, obligation, loss, damage, injury, fine, penalty, claim, recourse, litigation, fee, spending and expenditure borne by the other party (no matter whether all such losses have been caused by the other party's acts or omissions or other reasons), it will be responsible for fully indemnifying the other party for all such losses.

5     FURTHER UNDERTAKINGS

      In respect of the consideration payment arrangement specified in Section 3.2, the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) has further undertaken as follows:

5.1 With reference to relevant stipulations of the Provisional Measures on Administration for Selling-down State-owned Shares and Raising Social Security Fund (hereinafter referred to as the "Selling-down Measures"), the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities), as a CNC HK State Shareholder, shall fulfill its relevant obligations attached to state shareholders in CNC HK's initial public offering and has agreed, together with other CNC HK's shareholders such as China Netcom Group, Chinese Academy of Science, the State-owned Assets Supervision and Administration Commission, Information Network Center of State Administration of Radio, Film and Television, China Railroad Communication Center, and Shanghai Alliance Investment Limited, , to jointly instruct the trustee of the Trust Shares to sell a certain amount of CNC HK shares and contribute all of the proceeds to the national social security fund. The number of CNC HK shares the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) shall sell severally in accordance with the foregoing undertakings is calculated as follows:

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 The number      The number of CNC HK Trust Shares                   The
of shares to     directly or indirectly owned by the              number of
 be sold by  =   Transferor (or the Transferor's other          x  additional
    the          designated entities recognized by             x 10% new shares
 Transferor      Chinese governmental regulatory authorities)       issued
  (or the        -------------------------------------------       upon CNC
Transferor's
   other         The number of the total CNC HK shares               HK's
 designated      owned by all the state shareholders of            listing
  entities       CNC HK directly or indirectly
 recognized
 by Chinese
governmental
 regulatory
authorities)


5.2 Notwithstanding the foregoing, if Chinese governmental regulatory authorities has further requirements regarding CNC HK state shareholders' selling-down of CNC HK shares and contribution to the national social security fund, the Transferor shall complete relevant legal procedures as requested by Chinese governmental regulatory authorities. Following the listing of CHC HK, if during the period when the (or the Transferor's designated overseas companies recognized by Chinese governmental regulatory authorities) remains the holder of CNC HK shares, the Transferor shall be obliged to go on performing its obligations of selling down state-owned shares in accordance with the requirements of the Selling-down Measures (the number of shares the Transferor shall sell is calculated according to the method set forth in Section 5.1).

5.3 The Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities), as CNC HK's state shareholder, shall not transfer the CNC HK shares it has acquired in accordance with the arrangement described in Section 3.2 (excluding the shares sold in accordance with in Section 5.1 and Section 5.2) within two years following the listing of CNC HK (hereinafter referred to as "Shares Lock-up Period) and shall enter into the Lock-up Agreement.

5.4 After the Lock-up Period, the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) can sell the CNC HK shares it holds upon the satisfaction of the following conditions:

      5.4.1 Compliance with the prevailing applicable laws and regulations, or policies governing foreign capital's entry into Chinese telecommunication industry;

      5.4.2 Approvals from Chinese supervisory authorities (including but not limited to the State-owned Assets Supervision and Administration Commission or the local state-owned assets supervision and administration authorities that have relevant powers, as well as the Ministry of Commerce) for the transfer by the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) the CNC HK shares it holds (including but not limited to the number, manner and price of the share transfer) have been obtained.

5.5 The Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities), as the state shareholder of CNC HK, is required to fulfill other obligations attached to state shareholders during the period it holds CNC HK shares. The Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) should consult China Netcom Group before proceeding with the Chinese application and approval procedures required for the transfer of CNC HK Trust Shares. In addition, China Netcom Group (or CNC BVI) has the right of first refusal in respect of the transfer of part or the entire Trust Shares of CNC HK by the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) to an independent third party based on the same prices.

5.6 Upon the completion of the legal procedures (including the legal procedures related to the Overseas Trust Arrangement) in respect of the transfer of part of the CNC HK shares in the

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      manner specified in this Agreement by CNC BVI to the Transferor (or the
      Transferor's other designated entities recognized by Chinese governmental regulatory authorities), the Transferor (or other entities designated by it and recognized by Chinese governmental regulatory authorities) has agreed to appoint CNC BVI as the trustee for the management of the Trust Shares. China Netcom Group has agreed to procure CNC BVI to confirm that the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) is the beneficial owner of the Trust Shares. The aforesaid Overseas Trust Arrangement shall include the following key points:

      5.6.1 Pursuant to laws applicable to the trust arrangement, the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities), as the beneficiary, has agreed to receive CNC BVI as the trustee for the Trust Shares and has entered into a Declaration of Trust and an agreement specifying the rights and obligations attaching to the trust to set forth the rights and obligations of both parties;

      5.6.2 The Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) shall entrust CNC BVI with relevant legal procedures in respect of the transfer of Trust Shares;

      5.6.3 China Netcom Group herein confirms that the corresponding voting rights, the right to receive CNC HK dividend, the right to receive the proceeds from the sale of CNC HK shares attaching to the Trust Shares and other rights set forth in the Overseas Agreement as described in Section 3.3.1 shall be enjoyed by the Transferor severally;

      5.6.4 If the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) intends to create any lien over the Trust Shares, it should abide by relevant regulations related to the sale of shares, meaning that all conditions required for the sale of shares must be satisfied before any lien can be created over the Trust Shares (including but not limited to obtaining approval from relevant Chinese regulatory authorities, [including the State-owned Assets Supervision and Administration Commission and the Ministry of Commerce], for such lieu creation). Upon satisfaction of the condition specified by this Section, CNC BVI shall proceed with relevant lieu creation procedures per the Transferor's requirement.

6     CONDITION PRECEDENT OF ASSET TRANSFER

6.1 Both parties have agreed to make their best effort severally or jointly to expedite the completion of all governmental approval and registration procedures required for the transfer of Shandong Rural Telecommunication Asset.

6.2 Unless both parties to this Agreement have expressed their waiver of any of the following conditions in writing, the effectiveness of the transfer of Shandong Rural Telecommunication Asset under this Asset Transfer Agreement is conditional upon the full satisfaction of the following conditions:

      6.2.1 The Sate Council has approved the China Netcom Group Restructuring and Listing Plan;

      6.2.2 The Ministry of Commerce has granted the Transferor (or the Transferor's other designated entities recognized by Chinese governmental regulatory authorities) its permission to receive part of the CNC HK shares held by CNC BVI and which are transferred to it in the manner specified in Section 3.3.

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6.3   Both parties have unanimously agreed that the Effective Date of the transfer of Shandong Rural Telecommunication Asset is December 31, 2003 if the aforesaid conditions are fully satisfied. Commencing from January 1, 2004, all the profits and losses from Shandong Rural Telecommunication Asset shall be enjoyed or borne by China Netcom Group and the management of the entire assets and financial affairs will be transferred to China Netcom Group Shandong Telecommunication Company.

7     THE PARTIES' RESPONSIBILITIES FOLLOWING THE EXECUTION OF THIS AGREEMENT

7.1 If the condition precedent specified in Section 6.2 is not fully satisfied by [August 1], 2004, upon unanimous agreement and for the purpose of expediting the asset transfer under this Agreement, both parties to this Agreement have agreed to waive the conditions precedent that can not be satisfied or take remedial actions in accordance with the stipulations set forth in Section 7.2;

7.2 If the China Netcom Group Restructuring and Listing Plan approved by the State Council do not include the direct holding of CNC HK shares, both parties to this Agreement have agreed to enter into other agreements for the purpose of expediting the listing of CNC HK.

8 EFFECTIVENESS OF THIS AGREEMENT AND THE EFFECTIVENESS OF ASSET TRANSFER UNDER THIS AGREEMENT

8.1 This Agreement shall come into effect once executed by the legal representatives or authorized representatives of the parties and affixed with their official seals.

8.2 The Transferor shall assist in the state-owned assets ownership conversion registration in respect of Shandong Rural Telecommunication Asset once this Agreement comes into effect.

9     TERMINATION AND REVOKE OF THIS AGREEMENT

9.1 If agreement among the parties and confirmed in writing, this Agreement can be terminated any time for such reasons: (i) compulsory stipulation of laws and regulations; (ii) government supervisions; (iii) the occurrence of Force Majeure events specified in Section 10; (iv) the occurrence of events that will result in the unfulfilling of the purpose of this Agreement.

9.2 After this Agreement is terminated pursuant to the stipulations in Section 9.1, both parties to this Agreement shall return to the other party the interests or other properties it has acquired from such other party in accordance with the principle of good faith.

10    FORCE MAJEURE

10.1  The parties have agreed that the following events will constitute Force
      Majeure:

      10.1.1 Objective situations that are unforeseeable, unavoidable and that cannot be overcome at the time this Agreement is executed and that will result in the failure of fulfilling this Agreement or timely fulfillment of this Agreement.

      10.1.2 Changes in Chinese policies and laws that result in the failure of fulfilling this Agreement.

10.2 Other events that occur to the parties or any party other than that described in the previous Section, including but not limited to the changes in management, organizational structure

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      and etc are not Force Majeure events specified in this Section.

10.3 In the event of Force Majeure that causes any party to fail to perform its obligation under this Agreement, this party is not liable for breach of agreement. However, this affected party shall provide to the other party relevant evidences certified by the notary within [10] working days after the occurrence of the Force Majeure event.

11    MISCELLANEOUS

11.1  CONFIDENTIAL RESTRICTION

      In relation to the confidential and proprietary information (hereinafter referred to as "Confidential Information") disclosed by any party to another party with respect to its businesses, financial status and other confidential affairs for the purpose of asset transfer under this Agreement, the receiver shall: (i) keep the confidential information under confidentiality; (ii) not disclose above Confidential Information (except for the information disclosure as required by Section 11.2 under this Agreement) to any persons or entities other than its employees and professional advisors that need access to the Confidential Information to perform their duties.

11.2  INFORMATION DISCLOSURE

      In respect of this asset transfer, each party has agreed and undertaken to duly perform its information disclosure obligation under this Agreement in accordance with relevant regulations and laws to practically protect the interests of each party. Upon the completion of the asset transfer procedure, each party shall continue to duly perform its information disclosure obligation in accordance with relevant regulations and laws.

11.3  GOVERNING LAWS

      The formation, effectiveness, interpretation and performance of this Agreement and dispute resolution shall be governed by the laws of PRC (excluding Hong Kong Special Administrative Region for the purpose of this Agreement).

11.4  DISPUTE RESOLUTION

      Any disputes arising from the execution, performance and interpretation of this Agreement shall be first resolved by sincere negotiation.

11.5  EXPENSES AND TAXATION

      11.5.1 Each party shall share equally the expenses arising out of the transfer of Shandong Rural Telecommunication Asset, such as approval and registration expenses that required to be paid and charged by governmental regulatory authorities in accordance with relevant laws and regulation.

      11.5.2 The taxes arising out of the transfer of Shandong Rural Telecommunication Asset and the stipulations of Section 3, which are to be collected individually from each party in accordance with laws and regulations, shall be assumed by the taxpayer against whom the taxes are levied.

11.6  WAIVER

      The failure or delay of exercising the rights under this Agreement or any other contracts or agreements in connection with this Agreement of any party hereto shall not be deemed as the waiver of such rights; any sole or partial exercise of such rights shall not hinder the full exercise of such rights in the future.

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11.7  AMENDMENTS AND SUPPLEMENT

      This Agreement shall not be amended or supplemented orally and may be amended or supplemented only upon endorsement on written documents by each party. Any supplements to this Agreement shall be deemed as indivisible parts of this Agreement.

11.8  SEVER ABILITY

      The invalidity of any Sections hereto shall not affect the validity of any other Sections of this Agreement.

11.9  ENTIRE AGREEMENT

      This Agreement, together with all the appendices hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes prior agreements entered into among the parties, which are different from this Agreement.

11.10 NOTIFICATION

      Any notices as required by this Agreement sent by any party hereto to another shall be written in Chinese and sent by registered mail, or by fax confirmed by a registered mail immediately to relevant parties. Notices required to be sent by this Agreement shall be deemed as received after [3] days of the date of postmark if by registered mail, and the sending date if by fax. All notices shall be addressed to the addresses first listed above until the recipient issues a written notice to the other party notifying the change of address.

11.11 COUNTERPARTS OF THIS AGREEMENT

      This Agreement is made in ten counterparts, each party keeps one. The other eight counterparts will be used for approval processing and conversion registration procedures.

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(This page contains no body text)

TRANSFEROR:

Shandong Provincial State-owned Assets Supervision and Administration Commission
(seal) Legal representative or Authorized representative (signature):

TRANSFEREE:

China Network Communications Group Corporation (seal)
Legal representative or Authorized representative (signature):

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